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                                                                     Exhibit 4.1
                                                                     ===========

                      FIRST AMENDMENT TO CREDIT AGREEMENT
                      -----------------------------------


          FIRST AMENDMENT (the "Amendment"), dated as of August 22, 1995, among AMETEK, Inc., a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Banks"), BANK OF MONTREAL, CORESTATES BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION, as Co-Agents (each a "Co-Agent" and, collectively, the "Co-Agents"), and THE CHASE MANHATTAN BANK, N.A., as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement.

                             W I T N E S S E T H :
                             - - - - - - - - - -

           WHEREAS, the Borrower, the Banks, the Co-Agents and the Administrative Agent are parties to a Credit Agreement, dated as of August 2, 1995 (the "Credit Agreement");

           WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;


           NOW, THEREFORE, it is agreed:

          1. Section 2.01(b)(i) of the Credit Agreement is hereby amended by deleting clause (x) thereof in its entirety and inserting the following new clause (x) in lieu thereof:

          "(x) the difference between (A) $30,000,000 and (B) Non-Facility Letter of Credit Outstandings,"

          2. Section 8.03(d) of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

          "provided further that if at any time the Obligations of the Borrower
           ----------------
shall be secured, the obligations of the Borrower under the Non-Facility Letter of Credit Agreement shall be secured by the same collateral on a pari passu
                                                                 ---- -----
basis;"

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          3.  Section 10 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions of "Non-Facility Letter of Credit Outstandings" and "Non-Facility Unpaid Drawings":

          "Non-Facility Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Non-Facility Letters of Credit and (ii) the aggregate amount of all Non-Facility Unpaid Drawings."

          "Non-Facility Unpaid Drawings" shall mean all amounts disbursed by PNC under any Non-Facility Letter of Credit until such amounts are reimbursed."

          4.   Consent.  The Banks hereby consent to the amendment to the Non-
               -------
Facility Letter of Credit Agreement in the form attached hereto.

          5. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists on the First Amendment Effective Date (as hereinafter defined), both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in the Credit Documents shall be true and correct in all material respects on the First Amendment Effective Date, both before and after giving effect to this Amendment with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          6. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          7. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

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          8.   THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          9. This Amendment shall become effective on the date (the "First Amendment Effective Date") when the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at its Notice Office.

          10. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.

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          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                       AMETEK, INC.


                                       By /s/ Deirdre Saunders
                                         --------------------------------
                                         Title: Treasurer

                                       THE CHASE MANHATTAN BANK,
                                         N.A., Individually and as
                                         Administrative Agent


                                       By /s/ Elaine Francolino
                                         --------------------------------
                                         Title: Vice President

                                       BANK OF MONTREAL,
                                         Individually and as
                                         Co-Agent


                                       By /s/ Kanu Modi
                                         --------------------------------
                                         Title: Director

                                       CORESTATES BANK, N.A.,
                                         Individually and as
                                         Co-Agent


                                       By /s/ Robert Cordell
                                         --------------------------------
                                         Title: Vice President

                                       PNC BANK, NATIONAL ASSOCIATION,
                                         Individually and as Co-Agent


                                       By /s/ Vicky Ziff
                                         --------------------------------
                                         Title: Vice President

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                                       BANK OF AMERICA ILLINOIS


                                       By: /s/ Brock T. Harris
                                          --------------------------------
                                          Title: Vice President

                                       MELLON BANK, N.A.


                                       By: /s/ Gilbert B. Mateer
                                          --------------------------------
                                          Title:

                                       NBD BANK


                                       By: /s/ Nacy Russell
                                          --------------------------------
                                          Title: Vice President

                                       THE YASUDA TRUST AND BANKING CO., LTD.


                                       By: /s/ Eric N. Pelletier
                                          --------------------------------
                                          Title: Vice President

                                       CARIPLO-CASSA DI RISPARMIO
                                         DELLE PROVINCIE LOMBARDE


                                       By: /s/ Renato Bassi
                                          --------------------------------
                                          Title: Vice President

                                       By: /s/ Barbara Eppolito
                                          --------------------------------
                                          Title: Assistant Treasurer